POWER OF ATTORNEY

    This Power of Attorney is made on December 19, 2025.

    I, Robert N. Hoglund, as a member of the Board of Directors of Middlesex Water Company effective January 1, 2026, hereby appoint Jay L. Kooper, Vice President, General Counsel & Secretary of Middlesex Water Company as Attorney-in-Fact on my behalf to apply for the access codes on Form ID and to act as account administrator in addition to preparing, signing and filing Section 16 Forms with respect to those transactions required to be reported, including but not limited to, change in ownership of any equity security, under Section 403 of the Sarbanes-Oxley Act of 2002 as the same amends Section 16 (a) of the Securities Exchange Act of 1934. I further authorize my Attorney-in-Fact to do any and all things necessary on my behalf to accomplish the foregoing in order that Section 16 Filings may be filed timely in accordance with the provisions of the Securities Exchange Act of 1934, as the same may be amended from time to time.

This Power of Attorney shall not be affected by subsequent disability or incapacity of the undersigned, or lapse of time.

By signing below, I acknowledge that I have received a copy of this Power of Attorney and that I understand its terms.

Witness:

/s/Lorrie B. Ginegaw                /s/Robert N. Hoglund
______________________________        ___________________________
Lorrie B. Ginegaw                    Robert N. Hoglund

State of New Jersey
County of Middlesex

    I certify that on December 19, 2025, Robert N. Hoglund came before me and stated to my satisfaction that this person:

    (a) was the maker of the above instrument, and
    (b) executed this instrument as his/her own act.

                        /s/Janine Y. Bauer
                        Janine Y. Bauer
                        Notary Public, State of NJ
                        ID #2186835
                        My Commission Expires 03/01/2026